SECURITIES & EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2002

a21, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	333-68213	74-2896910
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number

One Embarcadero Plaza, Suite 500, San Francisco, CA                         94111
              (Address of Principal ExecutiveOffices)                                  (Zip Code)

Registrant's Telephone Number, Including Area Code: (415) 284-2121

Item 4. Change in Registrant’s Certifying Accountant.

             Registrant’s Board of Directors, on July 16, 2002, decided that effective immediately Registrant shall dismiss Faske Lay and Co., LLP as auditors of Registrant and its subsidiaries. Faske Lay was Registrant’s auditor prior to the change of control of Registrant effected on April 30, 2002 pursuant to the share exchange described in Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2002.

             The Board of Directors, on July 16, 2002, approved the selection of Grassi & Co., CPAs P.C. to serve as Registrant’s independent outside auditors for the fiscal year ending December 31, 2002. Grassi & Co. will also review Registrant’s second, third and fourth quarter financial information to be incorporated into Registrant’s filing on Form 10-Q for such quarters.

             Faske Lay’s reports on Registrant’s financial statements for the past two calendar years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles in connection with these audits. However, Faske Lay’s report on our financial statements for the years ended December 31, 2001 and 2000 were modified due to uncertainties about the Company’s ability to continue as a going concern. During the two most recent calendar years and through the date hereof, there have been no disagreements with Faske Lay on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Faske Lay, would have caused Faske Lay to make reference thereto in its report on Registrant’s financial statements for such years. Also during those years and during the interim periods in the current fiscal year, there have been no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

             Registrant provided Faske Lay with a copy of this Form 8-K prior to its filing with the Commission. Faske Lay has provided Registrant with a letter, dated July 16, 2002, addressed to the Commission stating its agreement with the statements contained herein. A copy of such letter is filed as Exhibit 16 hereto.

             During the fiscal years ended December 31, 2001 and 2000, and through the date hereof, Registrant did not consult Grasse & Co. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(6) Exhibits.

             The exhibits listed below are filed as part of this report:

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16.	Letter from Faske Lay and Co., LLP to the Securities and Exchange Commission, dated July 16, 2002.

99.	Press Release, dated July 18, 2002.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, Inc.
(Registrant)

July 19, 2002	By: /s/ HAIM ARIAV
Haim Ariav
President

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